EXHIBIT 10.8

FIFTH AMENDMENT AND FIRST EXTENSION OPTION

THIS FIFTH AMENDMENT AND FIRST EXTENSION OPTION TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of December 30, 2009 by and between TEKELEC, a California corporation (the "U.S. Borrower"), Tekelec International, SPRL, a societe privee a responsabilité limitée organized under the laws of the Kingdom of Belgium (the "Belgian Borrower", and together with the U.S. Borrower, each a "Borrower" and collectively, the "Borrowers"), the lenders who are or may become a party to this Agreement (collectively, the "Lenders") and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the "Administrative Agent").

STATEMENT OF PURPOSE

The Lenders have extended certain credit facilities to the Borrowers pursuant to the Credit Agreement, dated October 2, 2008 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

Pursuant to Section 2.8 of the Credit Agreement, the Borrowers hereby exercise one of the two Extension Options provided for in the Credit Agreement and request that the Lenders extend the Revolving Credit Maturity Date to October 2, 2012. Subject to the terms and conditions set forth herein, the Lenders party hereto are willing to agree to such modifications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

  Amendment. Pursuant to Sections 2.8 and 14.2 of the Credit Agreement as the first Extension Option and effective in accordance with Section 4 hereof, the Lenders hereby agree that Section 1.01 of the Credit Agreement shall be amended by deleting the definition of "Revolving Credit Maturity Date" in its entirety and substituting, in lieu thereof, the following:

  ""Revolving Credit Maturity Date" means the earliest to occur of (a) October 2, 2012 (subject to one additional Extension Option remaining in accordance with Section 2.8(b)), (b) the date of termination of the entire Revolving Credit Commitment by the U.S. Borrower pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

  Confirmation of Extension Option. The parties hereto acknowledge and agree that as of the Fifth Amendment Effective Date, the Borrowers have fully exercised one of the Exercise Options available to the Borrowers pursuant to Section 2.8 of the Credit Agreement. Accordingly, the Borrowers only have one additional Exercise Option remaining under Section 2.8(b) of the Credit Agreement.

  Conditions to Effectiveness. Upon satisfaction of each of the following conditions, this Amendment shall be deemed to be effective as of the date above stated (the "Fifth Amendment Effective Date"):

  (a) The Administrative Agent shall have received an executed original of this Amendment by each Borrower and the Lenders;

  (b) The Administrative Agent shall have received a certificate from the Borrower Agent, certifying (i) the resolutions adopted by the Credit Parties approving the extension of the Revolving Credit Maturity Date and (ii) that the representations and warranties contained in Article VII of the Credit Agreement are true and correct in all material respects and no Default or Event of Default exists; and

  (c) The receipt by the Administrative Agent of any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment.

  Limited Effect of Amendment. Except as expressly modified herein, the Credit Agreement and the Loan Documents shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any other right or remedies which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, and each reference in the Credit Agreement, the Notes and each of the other Loan Documents to "the Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment constitutes a "Loan Document" as defined in the Credit Agreement.

  Representations and Warranties. After giving effect to the amendments set forth herein, each Borrower hereby certifies that (a) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the Fifth Amendment Effective Date as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing as of the Fifth Amendment Effective Date.

  Release. For and in consideration of the agreements of the Administrative Agent and the other Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers hereby forever release and discharge the Administrative Agent and the Lenders, each of their respective officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the "Released Parties") from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which the Borrowers ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to the Loan Documents or the transactions relating thereto (collectively "Claim"), to the extent that any such Claim shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the date hereof.

  Covenant Not to Sue. The Borrowers, on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Released Party that they will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by the Borrowers pursuant to Section 7 above. If the Borrowers or any of their respective successors, assigns or other legal representatives, or any Loan Party, or its respective successors, assigns, and other legal representatives violates the foregoing covenant, each of the Borrowers, for itself and its respective successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by any Released Party as a result of such violation.

  Miscellaneous.

  (a) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York.

  (b) Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. In the event there is a conflict or inconsistency between this Amendment and the Credit Agreement, the terms of this Amendment shall control.

  (c) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their beneficiaries, successors and assigns.

  (d) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

  (e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together constitute one and the same agreement.

  (f) Obligation to Pay Fees/Costs. The Borrowers acknowledge that Section 14.3(a) of the Credit Agreement requires that Borrowers pay all reasonable outstanding fees and out-of-pocket charges and other expenses of the Administrative Agent for the preparation of this Amendment, including, without limitation, all outstanding K&L Gates LLP legal fees.

  (g) Facsimile Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

TEKELEC,
as Borrower and Borrower Agent

By: /s/ William H. Everett
Name: William H. Everett
Title: EVP & CFO

TEKELEC INTERNATIONAL, SPRL,
as Borrower

By: /s/ William H. Everett
Name: William H. Everett
Title: EVP & CFO

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, Issuing
Lender and Lender

By: /s/ Waymon W. Wood, Jr.
Name: Waymon W. Wood, Jr.
Title: SVP